United States

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) July 25, 2008

UNIVEST CORPORATION OF PENNSYLVANIA
(Exact name of registrant as specified in its charter)

Pennsylvania	0-7617	23-1886144
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

14 North Main Street, Souderton, Pennsylvania 18964
(Address of principal executive office)(Zip Code)

Registrant's telephone number, including area code (215) 721-2400

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2 (b) under the Exchange Act (17 CFR 240.14d-2 (b))

☐ Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4 (c))

Item 5.02 Directors or Principal Officers

On July 23, 2008, Univest Corporation of Pennsylvania, parent company of Univest National Bank and Trust Co., appointed K. Leon Moyer to Vice Chairman of Univest Corporation of Pennsylvania and President and Chief Executive Officer of Univest National Bank and Trust Co. Mr. Moyer was previously Senior Executive Vice President of Univest Corporation of Pennsylvania and President and Chief Operating Officer of Univest National Bank and Trust Co.

On July 23, 2008, Univest Corporation of Pennsylvania appointed H. Paul Lewis to Alternate Director filling the vacant Alternate Director position on the Board of Directors. Mr. Lewis is Vice President of Bucks County Commercial Realty, Inc. Mr. Lewis will serve the remaining term which expires at the 2009 annual shareholders meeting.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Univest Corporation of Pennsylvania By: /s/ Jeffrey M. Schweitzer Name: Jeffrey M. Schweitzer Title: Executive Vice President and Chief Financial Officer

July 25, 2008